SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 12, 2004

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 5. Other Events.

On August 12, 2004, we issued a press release announcing that our board of directors has elected Executive Vice President Jeffery A. Smisek to be president of the company when Larry Kellner assumes the new responsibilities of chairman and chief executive officer at the end of the year. As previously announced, Kellner, now president and chief operating officer, is succeeding Gordon Bethune, who is retiring at year end. We also announced certain other officer realignments in anticipation of the year-end management transition. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

    Exhibits

      Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

August 12, 2004	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release